Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Variable Equity Trust of our reports dated February 13, 2024, relating to the financial statements and financial highlights, which appear in ClearBridge Variable Aggressive Growth Portfolio’s, ClearBridge Variable Appreciation Portfolio’s, ClearBridge Variable Dividend Strategy Portfolio’s, ClearBridge Variable Large Cap Growth Portfolio’s, ClearBridge Variable Large Cap Value Portfolio’s, ClearBridge Variable Mid Cap Portfolio’s, ClearBridge Variable Small Cap Growth Portfolio’s, Franklin Multi-Asset Variable Conservative Growth Fund’s, Franklin Multi-Asset Variable Growth Fund’s, Franklin Multi-Asset Variable Moderate Growth Fund’s, Franklin Templeton Aggressive Model Portfolio’s, Franklin Templeton Moderately Aggressive Model Portfolio’s, Franklin Templeton Moderate Model Portfolio’s, Franklin Templeton Moderately Conservative Model Portfolio’s, and Franklin Templeton Conservative Model Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 12, 2024